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                                                                     EXHIBIT 5.1

                         OPINION OF HUGHES & LUCE, LLP


                        [HUGHES & LUCE, LLP LETTERHEAD]


                                January 14, 2002

Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229

Ladies and Gentlemen:

         Re: Registration Statement on Form S-8 for the PEERLESS MFG. CO. 2001 STOCK OPTION AND RESTRICTED STOCK PLAN

Ladies and Gentlemen:

         We render this opinion as counsel to Peerless Mfg. Co., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 250,000 shares (the "Shares") of the Company's common stock, $1.00 par value per share, issuable under the PEERLESS MFG. CO. 2001 STOCK OPTION AND RESTRICTED STOCK PLAN (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about January 15, 2002 (the "Registration Statement").

         In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration received by the Company for the Shares exceeds the par value thereof.


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Peerless Mfg. Co.
January 14, 2002
Page Two



         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in this category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                        Very truly yours,

                                                        HUGHES & LUCE, LLP